Exhibit 99

Family Dollar Announces Executive Management Change

MATTHEWS, N.C.--(BUSINESS WIRE)--April 29, 2013--Family Dollar Stores, Inc. (NYSE: FDO) today announced Charles S. Gibson, Executive Vice President – Supply Chain, will leave the Company to pursue other interests, effective April 30.

“Charlie has overseen the growth and development of our supply chain network and has been a valued part of our team,” said Howard R. Levine, Chairman and Chief Executive Officer. “We appreciate the contributions Charlie has made to the Company’s success, and we wish him all the best in his future endeavors.”

About Family Dollar

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands, and quality, private brand merchandise, appeals to shoppers in more than 7,600 stores in rural and urban settings across 45 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
Investor Contact:
Kiley F. Rawlins, CFA, 704-708-2858
krawlins@familydollar.com
or
Media Contact:
Bryn Winburn, 704-708-1653
bwinburn@familydollar.com